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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):     May 7, 1996

                             LITTON INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

         Delaware                      1-3998               95-1775499
     (State or other                (Commission             (I.R.S. Employer
      jurisdiction of               File Number)            Identification No.)
      incorporation)

      21240 Burbank Boulevard, Woodland Hills, California         91367
             (Address of principal executive offices)          ( Zip code)


       Registrant's telephone number, including area code:    (818) 598-5000

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                         Exhibit Index appears on Page 2


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Item 5.  Other

The Registrant and an investment partnership led by J.F. Lehman & Company (the "Seller") have amended the terms of the transaction that will be used to complete the acquisition of Sperry Marine, Inc. by the Registrant. Under the new agreement, the Registrant will pay approximately $158 million in cash. The initial agreement contemplated an equivalent purchase price, a portion of which would have been paid by the issuance of approximately 2.2 million shares of the Registrant's common stock to the Seller.

Item 7.  Exhibits

99.1     Press Release issued by the Registrant on May 7, 1996




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LITTON INDUSTRIES, INC.
                                        (Registrant)

                                        By /s/ John E. Preston
                                           -------------------------
                                           John E. Preston
                                           Senior Vice President

May 8, 1996

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